EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS





     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 2001 relating to the financial statements, which appears in Competitive Technologies, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2001.






s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut


January 28, 2002